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                                                                     Exhibit 4.8

                                  ON2.COM INC.

                           UNIT SUBSCRIPTION AGREEMENT

         THIS UNIT SUBSCRIPTION AGREEMENT (this "AGREEMENT") is entered into as of January 29, 2001 by and among ON2.COM INC., a Delaware corporation (the "COMPANY"), and ABANAT LIMITED, a British Virgin Islands corporation (the "INVESTOR"). Certain capitalized terms used in this Agreement without definition shall have the meanings given them in Section 10 hereof.

         In consideration of the mutual promises, representations, warranties and covenants set forth in this Agreement, the parties to this Agreement agree as follows:

         1. PURCHASE AND SALE OF UNITS.

                  (a) The Company has duly authorized for sale, issue and delivery to the Investor of up to an aggregate of $2.0 million principal amount of Series A Convertible Debentures due 2005 (the "DEBENTURES"), substantially in the form attached hereto as EXHIBIT A and convertible as provided therein into shares of the Company's Common Stock, $0.01 par value per share (the "COMMON STOCK"). The Company has further authorized for sale, issue and delivery to the Investor warrants (the "WARRANTS") to acquire Common Stock during the period ending five years after the date of issuance thereof. The form of the Warrant is attached to this Agreement as EXHIBIT B.

                  (b) Subject to the terms of this Agreement, the Investor agrees to purchase, and the Company agrees to sell to the Investor, an aggregate of 200 Units. Each unit (a "Unit") consists of: (i) $10,000 principal amount of Debentures and (ii) one Warrant to purchase 6,667 shares of Common Stock (rounded to the nearest whole share). The aggregate purchase price to be paid by the Investor for the Units shall be $2.0 million (the "AGGREGATE COMMITMENT").

                  (c) On the date hereof (the "FIRST CLOSING DATE"), the Company shall deliver to the Investor, 75 Units consisting of debentures that represents $750,000 principal amount of Debentures being purchased by it and warrant certificates that represent 500,025 Warrants being purchased by it, in all cases against delivery to the Company by the Investor by wire transfers of immediately available funds of the purchase price of the Units being purchased by the Investor of $750,000 (the "FIRST CLOSING PURCHASE PRICE").

                  (d) In addition, on the date hereof, the Investor will contribute an amount equal to the Aggregate Commitment less the First Closing Purchase Price into an escrow fund, pursuant to the terms of the Escrow Agreement (the "ESCROW FUND").

                  (e) Until the Investor contributes the full Aggregate Commitment, the Investor will contribute the balance of the Aggregate Commitment from the Escrow Fund at one or more closings (each, a "SUBSEQUENT CLOSING") to be held on one or more dates, each of which shall be a Business Day (each, a "SUBSEQUENT CLOSING DATE"), concurrently with either (i) any settlement of a draw down notice of the Company under the Company's common stock purchase agreement with Crossover Ventures, Inc. or (ii) any other investment in the Company (whether public or
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private) (any investment under clause (i) or (ii) hereof shall be referred to herein as a "CO-INVESTMENT").

                  At least five Business Days prior to any Subsequent Closing Date, the Company shall provide a written notice (each, a "CLOSING NOTICE") stating the portion of the balance of the Aggregate Commitment to be contributed at each Subsequent Closing, which shall be equal to the amount of the Co-Investment (the "SUBSEQUENT CLOSING PURCHASE PRICE"). Upon delivery of the Closing Notice to the Investor, the Investor shall be obligated to purchase, and the Company shall become committed to sell to such Investor, an amount of Units equal to the Subsequent Closing Purchase Price at the Subsequent Closing referred to in such Closing Notice; provided, however, that the Investor shall under no circumstances be obligated to purchase the Units if the Company has not met the requirements of Section 5 hereof. Notwithstanding the foregoing or anything to the contrary contained in this Agreement or any other Transaction Document, the Investor need not have a Subsequent Closing unless and until the amount of any Subsequent Closing Purchase Price under the Aggregate Commitment shall be for an amount of no less than $250,000; provided however, that should the Escrow Fund carry at any time a balance that is less than $250,000, the Company will be entitled under the circumstances otherwise provided for in this Agreement and the other Transaction Documents to a final Subsequent Closing for an amount equivalent to the balance of the monies in the Escrow Fund.

                  At each Subsequent Closing, the Company shall issue to the Investor, an amount of Units consisting of debentures that represent the amount of Debentures being purchased at such Subsequent Closing and warrant certificates that represent the Warrants being purchased at such Subsequent Closing, in all cases against delivery to the Company by the Investor at such Subsequent Closing of funds from the Escrow Fund, equal to the Subsequent Closing Purchase Price of the Units being purchased by the Investor at such Subsequent Closing.

         2. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to, and confirms the agreement with, the Company, as follows:

                  (a) The Investor is acquiring the Debentures and the Warrants that comprise the Units (the "SECURITIES") for the Investor's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"). By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any such person or to any third person, with respect to the Securities.

                  (b) The Investor understands that (i) the Securities have not been registered under either the Securities Act or the securities laws of any state of the United States by reason of specific exemptions therefrom, (ii) the Securities must be held by the Investor indefinitely, and, therefore, the Investor must bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and the securities laws of any applicable state or is exempt from such registrations;
(iii) each certificate that represents the Securities will be endorsed with legends as required by the Investor's Rights Agreement; and (iv)


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the Company will instruct any transfer agent not to register the transfer of any of the Securities unless the conditions specified in the foregoing legend are satisfied.

                  (c) The Investor has been furnished with such materials and has been given access to such information relating to the Company as the Investor or the Investor's qualified representative has requested. The Investor has been afforded the opportunity to ask questions regarding the Company and the Securities as it has found necessary to make an informed investment decision. The Investor has been solely responsible for its own due diligence investigation of the Company and its business, for its own analysis of the merits and risks of its investment made pursuant to this Agreement and for its own analysis of the terms of its investment.

                  (d) The Investor is in a financial position to hold the Securities and is able to bear the economic risk and withstand a complete loss of the Investor's investment in the Securities. The Investor recognizes that the Securities involve a high degree of risk. The Investor understands and acknowledges that there can be no assurance that the Company will be able to meet its projected goals and that the Company will need significant additional capital to be successful, which capital may not be available readily.

                  (e) The Investor acknowledges hereby that the Investor has been advised to obtain and has obtained, to the extent the Investor deems necessary, professional (including legal) advice with respect to the risks inherent in the investment in the Units, the condition of the Company, the suitability of the investment in the Units in light of Investor's condition and investment needs, and the terms and conditions of this Agreement and documents relating to the investment in the Units. The Investor, either alone or with the assistance of such professional advisors, is a sophisticated investor, is able to fend for itself in the transaction contemplated by this Agreement, and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the prospective investment in the Units.

                  (f) The investment in the Units is suitable for the Investor based upon the Investor's investment objectives and financial needs, and the Investor has adequate net worth and means for providing for its current financial needs and contingencies and has no need for liquidity of the investment with respect to the Units. The Investor's overall commitments to investments that are illiquid or not readily marketable are not disproportionate to the Investor's net worth, and investment in the Units will not cause such overall commitment to become excessive.

                  (g) The Investor represents that the Investor is a not U.S. person, as defined by Regulation S, and is not purchasing the Debenture for the account or benefit of a U.S. person and agrees that this Debenture is being acquired for investment and that such Investor will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon conversion thereof except in compliance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration and under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities. The Investor further agrees that it


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will not engage in hedging transactions with regard to the Debenture or the shares of Common Stock issuable upon conversion thereof unless in compliance with the Act. The Investor represents and agrees that neither it, nor any of its affiliates, nor any person acting on its or their behalf has engaged or will engage in any direct selling efforts with respect to the shares of Common Stock.

                  (h) The Investor also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor (as that term is defined by Regulation S) with respect to the distribution of the shares of Common Stock, except with the prior written consent of the Company. The Investor acknowledges that the Company is not obligated to take any action that will permit the offer or sale of the shares of Common Stock or the distribution of any offering memorandum or any other offering material relating to the shares in any non-U.S. jurisdiction where action for that purpose is required and the Company will have no responsibility with respect to the right of any person to offer or sell shares or distribute any offering memorandum or any other offering material relating to the shares in any non-U.S. jurisdiction. The Investor represents and agrees that it will obtain any consent, approval or authorization required for it to offer or sell shares of Common Stock, or to distribute any offering memorandum or any other offering material relating to the shares, under the law or regulations of any jurisdiction where it proposes to make offers or sales of shares, or to distribute any offering memorandum or any other offering material relating to the shares.

                  (i) The execution, delivery, and performance by the Investor of this Agreement and each other Transaction Document have been duly authorized by all necessary actions of the Investor. The Investor has duly and validly executed and delivered this Agreement and each other Transaction Document, and this Agreement and each other Transaction Document constitutes a valid, binding, and enforceable obligation of the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth on the Schedule of Exceptions attached hereto as Schedule A, which has been delivered to the Investor prior to the Investor's execution hereof, the Company represents and warrants to the Investor as follows:

                  (a) ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and as proposed to be conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the business condition of the Company. Each of the subsidiaries of the Company (the "SUBSIDIARIES") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and as proposed to be conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the business condition of such subsidiary.


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                  (b) COMPANY CAPITAL STRUCTURE AND OWNERSHIP. The authorized capital stock of the Company on the date hereof consists of 100,000,000 shares of Common Stock of which 26,953,533 shares are issued and outstanding and 20,000,000 shares of preferred stock, par value $0.01 per share, of which 400,000 shares of Series A Preferred Stock are issued and outstanding, 34,100 shares of Series B Preferred Stock are issued and outstanding, 1,644,304 shares of Series C Preferred Stock are issued and outstanding, 924,527 shares of Series C-II Preferred Stock are issued and outstanding and 2,049,839 shares of Series C-III Preferred Stock are issued and outstanding. All outstanding shares of the Common Stock are validly issued, fully paid, and nonassessable, are not subject to any preemptive rights and were issued in compliance with applicable state and federal laws regarding the issuance of securities. Except as set forth in the Company's consolidated quarterly financial statements as of September 30, 2000 (the "2000 FINANCIAL STATEMENTS"), including the notes thereto, and except as set forth on the Schedule of Exceptions, there are no options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which the Company is a party or by which the Company may be bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company, or obligating the Company to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. The Company does not have outstanding any bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of the Common Stock on any matter. The Company has not received any notice from the American Stock Exchange questioning or threatening the continued inclusion of the Common Stock on such market.

                  (c) AUTHORITY. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transaction contemplated herein and therein, and for the authorization, issuance and delivery of the Debentures and the Warrants have been taken or will be taken prior to the Closing. This Agreement and the other Transaction Documents are the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and other laws of general application affecting enforcement of creditors' rights generally, rules of law governing specific performance and injunctive relief or other equitable remedies. The execution, delivery and performance by the Company of the Transaction Documents and compliance herewith and therewith and the sale and issuance of the Debentures and the Warrants (a) will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under the Company's Certificate of Incorporation or Bylaws, each as amended or any Federal, state or local statute, rule, regulation or other law (collectively, "LAWS"); (b) do not and will not
(i) conflict with, contravene, result in any violation or breach of or default under any material contract (with or without the giving of notice or the lapse of time or both), (ii) create in any other person or entity a right or claim of termination or amendment of any material contract, or (iii) require modification, acceleration or cancellation of any security issued by such person or entity in any material agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such person or entity or its property is bound, or any amendment of any of the foregoing (collectively, "CONTRACTUAL OBLIGATIONS");


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and (c) do not and will not (other than pursuant to the Transaction Documents)
result in the creation of any mortgage, deed of trust, pledge, hypothecation, assignment, lien (statutory or otherwise), charge, claim, restriction or preference, security interest or preferential arrangement or any other encumbrance (or obligation to create a lien) of any kind or nature (collectively, "LIENS") against any property, asset or business of the Company or the suspension, revocation, impairment, forfeiture or non renewal of any material permit, license, authorization or approval applicable to the Company, or its businesses or operations or any of its assets or properties. No shareholder has any preemptive rights or rights of first refusal by reason of issuance of the Units.

                  (d) SEC MATTERS. The Company has made available to the Investor a true, correct, and complete copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, and its Quarterly Report on Form 10-QSB for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, as filed with SEC (collectively, the "COMPANY SEC REPORTS"). As of their respective filing dates, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the SEC and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading. The financial statements (including the notes thereto) included in the Company SEC Reports complied as to form in all material aspects with the published rules and regulations of the SEC. Since June 16, 1999, the Company has filed all required reports, schedules, forms, statements and other documents with the SEC as and when any such documents were required to be filed and no Company SEC Reports were filed after the filing deadline therefor (after giving effect to all extensions) or otherwise in an untimely manner. The Company has not provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

                  (e) AUTHORIZATION. The execution and delivery by the Company of this Agreement and each other Transaction Document, the performance by the Company of its obligations hereunder and thereunder, and the issuance to the Investor of the Debentures, the Warrants and the shares of Common Stock underlying the Debentures and the Warrants (the "UNDERLYING COMMON STOCK"), as herein provided, have been duly authorized by all necessary corporate action of the Company. When issued upon due conversion of the Debentures, the shares of Underlying Common Stock into which the Debentures are convertible will be validly authorized and, when issued upon the conversion of the Debentures, will be fully paid and nonassessable. When issued upon due exercise of the Warrants and upon payment of the exercise price thereunder as required by the Warrants, the shares of Underlying Common Stock that underlie the Warrants will be validly authorized, duly issued and fully paid and nonassessable shares of the Company. To the Company's knowledge, all outstanding shares of capital stock of the Company have been issued in compliance with all applicable federal and state securities laws. To the Company's knowledge, other than the agreements set forth in the Schedule of Exceptions, there are no voting trusts or agreements, stockholders agreements, pledge agreements, buy-sell agreements or proxies relating to any capital stock of the Company.

                  (f) COMPLIANCE WITH LAWS. Neither the Company nor any of its Subsidiaries has violated any Requirement of Law (as defined below), which violation would reasonably be


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expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries, taken as a whole, and neither the Company nor any of its Subsidiaries has received notice of any such violation. "REQUIREMENT OF LAW" means, with respect to the Company or any Subsidiary, its articles or certificate of incorporation, formation or organization, partnership or operating agreements and bylaws or other organizational or governing documents, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority (as defined below), in each case applicable to or binding upon the Company or any of its Subsidiaries or any of its or their property or to which the Company or any Subsidiary or any of its or their property is subject or pertaining to any or all the transactions contemplated or referred to herein. "GOVERNMENTAL AUTHORITY" means the government of any country where the Company conducts business or any state, county or parish, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  (g) GOVERNMENTAL APPROVALS; CONSENTS. Other than as set forth on the Schedule of Exceptions, except for filings required to be made with any Governmental Authority or Person (as defined below) that governs the Investor, the Company is not required to obtain any order, consent, approval or authorization of, or make any declaration or filing with, any Governmental Authority or other Person (as defined below) in connection with (i) the negotiation, execution, delivery and performance of this Agreement or any of the other Transaction Documents, (ii) the offer, issuance, sale and delivery to the Investor of the Units, or (iii) the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents. "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                  (h) LITIGATION. Except as disclosed in the Company SEC Reports or the Schedule of Exceptions, there is no action, suit, claim, proceeding or investigation pending or, to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau agency or instrumentality, domestic or foreign, which could reasonably be expected to have a material adverse effect on the business, financial condition, operations or prospects of the Company and its Subsidiaries, taken as a whole, or materially adversely affect the Company's ability to consummate the transactions contemplated by the Transaction Documents (a "MATERIAL ADVERSE EFFECT"). Neither the Company nor any of its Subsidiaries is in default with respect to any order, writ, injunction, or decree known to or served upon the Company of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as disclosed in the Company SEC Reports, there is no material action or suit by the Company or any Subsidiary pending or threatened against others. The Company and each of its Subsidiaries have all necessary permits, licenses and other authorizations required to conduct their respective businesses as conducted and as proposed to be conducted, except where the failure to obtain any such permit, license or authorization could not reasonably be expected to have a Material


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Adverse Effect. The Company has complied in all material respects with all laws, rules and regulations (including, without limitation, laws relating to employment, including wages, hours, equal opportunity, collective bargaining, payment of social security and other taxes, and ERISA), and any orders, injunctions and decrees applicable to it, except where such non-compliance could not reasonably be expected to have a Material Adverse Effect.

                  (i) TAX MATTERS. The Company has filed all tax returns and reports, federal, state, county and local, required to be filed by it, and these returns and reports are true and correct in all material respects, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation, all taxes which the Company is obligated to withhold from amounts owing to creditors and third parties. The Company has withheld or collected from each payment made to each of its employees, in all material respects, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected there from, and has paid the same to the proper tax receiving officers or authorized depositories. No deficiency assessment with respect to or proposed adjustment of the Company's federal, state, county and local taxes is pending or, to the Company's knowledge threatened. There is no tax lien, whether imposed by any federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company.

                  (j) CORPORATE POWER. The Company has or will have at the Closing all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents, sell and issue the Debentures and the Warrants and to carry out and perform its obligations under the terms of the Transaction Documents.

                  (k) OUTSTANDING DEBT. The Company has no outstanding indebtedness for borrowed money and is not a guarantor or indemnitor or otherwise continently liable for any indebtedness for borrowed money (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds or otherwise invest in any debtor or otherwise to insure any creditor against loss). There exists no material default under the provisions of any instrument evidencing any such indebtedness or otherwise or of any agreement relating thereto.

                  (l) MATERIAL CONTRACTS AND OTHER COMMITMENTS. The Company has satisfied in full or provided for all of its liabilities and obligations under each material contract requiring performance prior to the date hereof in all material respects, and is not in default under any of them, nor, to the actual knowledge of the Company, does any condition exist that with notice or lapse of time or both would constitute such a default. To the actual knowledge of the Company, no other party to any such material contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute such a default. No approval or consent of any person or entity is needed for all of the material contracts to continue to be in full force and effect.

                  (m) STOCKHOLDERS, DIRECTORS AND OFFICERS: CONFLICT OF INTEREST. The Company is not currently indebted to its officers or directors other than for travel, relocation, and other


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expenses that are advanced and reimbursed in the ordinary course of business. To the Company's knowledge, none of the officers or directors or significant employees or consultants of the Company, or their respective relatives, (a) owns, directly or indirectly, any interest in (excepting less than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any person or entity that is, or is engaged in business as, a competitor, lessor, lessee, distributor, sales agent or customer of, or lender to or borrower from, the Company; or (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company uses in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

                  (n) TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES. The Company has good and marketable title to its tangible properties and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, security interest, conditional sale agreement, encumbrance or charge, except (i) tax, materialmen's or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings, or (ii) possible minor liens or encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and which have not arisen otherwise than in the ordinary course of business of the Company.

                  (o) FRANCHISES AND OTHER RIGHTS. The Company has all material franchises, permits, and other similar authority necessary for the conduct of its business. The Company has not received any notice of infringement upon or conflict with the asserted rights of others and is not aware of any threats of such a claim or assertion. Reasonable security measures have been taken by the Company to protect the secrecy, confidentiality and value of the Company's confidential, proprietary information. The Company owns or possesses adequate licenses or other rights to use and license its customers the right to use (in the manner and to the extent presently or proposed to be used or licensed) all material patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know-how (collectively, "INTELLECTUAL PROPERTY") currently or proposed to be used in its business, except the possibility exists that other persons or entities may have developed trade secrets or technical information similar or identical to those of the Company or filed patent, trademark or copyright applications or registrations. No claim is pending or, to the knowledge of the Company threatened, to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company. None of the Intellectual Property that the Company owns or purports to own is subject to any outstanding judgment or contract restricting the use thereof by the Company.

                  (p) COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of any term of its Certificate of Incorporation or Bylaws nor any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company is subject and a violation of which, in all cases, would have a material adverse effect on the condition, financial or otherwise, or operations of the Company. The Company is not in


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violation of, or in default under, any franchise, permit, license, authorization or approval that is material to the Company.

                  (q) LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its material assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees.

                  (r) ENVIRONMENTAL AND SAFETY LAWS. The Company is not in material violation of any applicable statute, law or regulation relating to the environment or occupational health and safety and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. The Company has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in material violation of any of the applicable Environmental Laws (as defined below) in connection with the operation of its business or otherwise. For the purposes of this Agreement, the term "ENVIRONMENTAL LAWS" shall mean any federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, ET SEQ., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, ET SEQ., and the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ. For purposes of this Agreement, the term "HAZARDOUS SUBSTANCES" shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under the Environmental Laws.

                  (s) MINUTE BOOKS. The minute book of the Company contains minutes of all official meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since June 16, 1999 and reflects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes accurately in all material respects.

                  (t) EMPLOYEES. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the SEC Documents or on the Schedule of Exceptions. Except as set forth in the SEC Documents or on the Schedule of Exceptions, neither the Company nor any subsidiary is in breach of any employment contract, agreement regarding proprietary information, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary. Since the date of the December 31, 1999 Form 10-KSB, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

                  (u) REGISTRATION RIGHTS. At the First Closing Date, except as set forth on the Schedule of Exceptions and as provided for in the Investor's Rights Agreement, the Company will not be under any obligation to register any of its currently outstanding securities or any of its securities issued hereafter.

                  (v) SECURITIES ACT. Subject to the accuracy of the Investors' representations in Section 2, the offer, sale, and issuance of the Debentures and the Warrants in conformity with the terms of this Agreement constitute transactions exempt from the registration requirement of Section 5 of the Securities Act of 1933, as amended (the "SECURITIES ACT"). No form of general solicitation or general advertising was used by the Company, or its representatives in connection with the offer or sale of the Debentures and the Warrants.

                  (w) INSURANCE. Except as disclosed in the Company SEC Reports, the Company carries or will have the benefit of insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

                  (x) FOREIGN CORRUPT PRACTICES ACT. The Company has not taken any action which would cause it to be in material violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder.

                  (y) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since the date of the financial statement contained in the most recently filed Form 10-Q or Form 10-K, whichever is most current, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

                  (z) USE OF PROCEEDS. The proceeds from the sale of the Units will be used by the Company and its subsidiaries for general corporate purposes.

                  (aa) ACKNOWLEDGMENT REGARDING INVESTOR'S PURCHASE OF UNITS. The Company acknowledges and agrees that Investor is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor's purchase of the Units. The Company further represents to the Investor that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its own representatives and counsel

                  (bb) ABSENCE OF CERTAIN DEVELOPMENTS. Except as provided in SEC Reports or on the Schedule of Exceptions, since the date of the financial statement contained in the most recently filed Form 10-QSB or Form 10-KSB, whichever is most current, neither the Company nor any subsidiary has:

                  (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

                  (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of he Company's or such subsidiary's business;

                  (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

                  (iv) declared or made any payment or distribution of cash or other property to a stockholder with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                  (v) sold, assigned or transferred any other tangible assets, or cancelled any debts or claims, except in the ordinary course of business;

                  (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchaser or its representatives;

                  (vii) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

                  (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

                  (ix) made capital expenditures or commitments therefor that aggregate in excess of $500,000;

                  (x) entered into any other material transaction, whether or not in the ordinary course of business;

                  (xi) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

                  (xii) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

                  (xiii) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its Subsidiaries.

         4. ADDITIONAL DOCUMENTS. Concurrently herewith, the Company and the Investor shall have entered into the Investor's Rights Agreement and the Escrow Agreement. In addition, the Company shall furnish to the Investor reasonable evidence of the closing of a Co-Investment or Co-Investments in an amount equal to or greater than the First Closing Purchase Price that closed in the 20 days prior to the date hereof. On the First Closing Date, the Company shall also furnish to the Investor an opinion of special counsel to the Company, dated the First Closing Date, in the form attached hereto as EXHIBIT F.

         5. CONDITIONS OF INVESTOR'S OBLIGATIONS AT EACH SUBSEQUENT CLOSING. The obligations of the Investor under Section 1(b) and 1(f) of this Agreement are subject to the fulfillment on or before each Subsequent Closing of each of the following conditions, unless otherwise waived by the Investor:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 3 shall be true, in all material respects, on and as of the applicable Subsequent Closing Date with the same effect as though such representations and warranties had been made on and as of such Subsequent Closing Date (except to the extent that such representations and warranties were made as of a specified date, which representations and warranties shall continue on each Subsequent Closing Date to be true, in all material respects, as of such specified date); provided that prior to each Subsequent Closing Date the Company shall have the right to supplement any schedules hereto to reflect more recent information required by the provisions of this Agreement; provided further that the representations and warranties made in Section 3(d) shall be deemed to extend to any reports filed with the SEC after the date hereof and prior to the date of the applicable Subsequent Closing Date.

                  (b) COVENANTS. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement and the Transaction Documents that are required to be performed or complied with by it on or before the respective Subsequent Closing.

                  (c) CO-INVESTMENT. A Co-Investment or Co-Investments in an amount equal to or greater than the Subsequent Closing Purchase Price shall close prior to or concurrently with each Subsequent Closing and the Company shall furnish to the Investor reasonable evidence of such closing or closings.

                  (d) COMPLIANCE CERTIFICATE. The President or any Vice President of the Company shall deliver to the Investor at a Subsequent Closing a certificate stating that the conditions specified in Sections 5(a) and 5(b) have been fulfilled and stating that there shall have been no change in the financial condition or in any material agreement of the Company from the date hereof to the applicable Subsequent Closing Date which has had or could reasonably be expected to have a Material Adverse Effect.

                  (e) QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be duly obtained and be effective as of the applicable Subsequent Closing.

                  (f) MATERIAL ADVERSE EFFECT. No event which has a Material Adverse Effect and no event including a merger, acquisition or similar transaction whereby a successor entity shall have not agreed to perform the Company's obligations shall have occurred.

                  (g) CONTINUED LISTING. The Common Stock shall continue to be listed on the Amex or otherwise be listed on the Nasdaq National Market, Nasdaq Small Cap Market, the New York Stock Exchange or over-the-counter.

         6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT EACH SUBSEQUENT CLOSING. The obligations of the Company to the Investor under this Agreement purchasing at a Subsequent Closing are subject to the fulfillment on or before such Subsequent Closing, as the case may be, of each of the following conditions by the Investor:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 2 shall be true, in all material respects, on and as of such Subsequent Closing with the same effect as though such representations and warranties had been made on and as of such Subsequent Closing (except to the extent that such representations and warranties were made as of a specified date, which representations and warranties shall continue on each Subsequent Closing Date to be true, in all material respects, as of such specified date).

                  (b) COVENANTS. The Investor shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement and the Transaction Documents that are required to be performed or complied with by it on or before the respective Subsequent Closing.

                  (c) QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be duly obtained and effective as of the applicable Subsequent Closing Date.

         7. EXISTING WARRANT CANCELLATION. In full and complete satisfaction and discharge of the Company's obligations to Investor under the Existing Warrants, the Company shall cancel the Existing Warrants and in their place issue 116,400 warrants with an exercise price of $1.68 (the "NEW WARRANTS"), substantially in the form attached hereto as EXHIBIT C. In order to receive the New Warrants in accordance with this Section 6, the Investor must surrender the Existing Warrants to the Company for cancellation at its office at 145 Hudson Street, New York, New York 10013.

         8. COVENANTS BY THE COMPANY. The Company covenants with the Investor as follows:

                  (a) SECURITIES COMPLIANCE. If applicable, the Company shall notify the American Stock Exchange, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Units to the Investor or subsequent holders.

                  (b) REGISTRATION AND LISTING. The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to the Transaction Documents, and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein and in the other Transaction Documents. The Company will take all action reasonably necessary to continue the listing or trading of its Common Stock on the American Stock Exchange and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the American Stock Exchange and shall provide the Investor with copies of any correspondence to or from the American Stock Exchange which questions or threatens delisting of the Common Stock within three (3) Business Days of the Company's receipt thereof, until the Investor has disposed of all of its Units.

                  (c) OTHER AGREEMENTS/BEST EFFORTS. The Company shall not enter into any agreement the terms of which would restrict or impair the ability of the Company to perform its obligations under this Agreement. The Company agrees
(i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Transaction Documents, (ii) to execute any documents, instruments or conveyances of any kind that may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder; and (iii) to cooperate with the Investor in connection with the foregoing.

                  (d) CONSOLIDATION; MERGER. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

         9. COVENANTS BY THE INVESTOR. The Investor covenants with the Company to not enter into any agreement the terms of which would restrict or impair the ability of the Investor to perform its obligations under this Agreement. The Investor agrees (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Transaction Documents, (ii) to execute any documents, instruments or conveyances of any kind that may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder; and (iii) to cooperate with the Company in connection with the foregoing.

         10. INDEMNITY BY THE INVESTOR. The Investor agrees that it will indemnify and hold harmless the Company, its affiliates, its Subsidiaries and each of their respective officers, directors, employees and agents for any costs, liabilities or losses caused by any misstatement of material fact by the Investor with respect to the representations and warranties contained in Section 2 or any other written information furnished to the Company by the Investor in connection with the investment contemplated by this Agreement.

         11. INDEMNITY BY THE COMPANY. The Company agrees that it will indemnify and hold harmless the Investor for any costs, liabilities or losses caused by any misstatement of material fact by the Company with respect to the representations and warranties contained in Section 3 or any other written information furnished to the Investor by the Company in connection with the investment contemplated by this Agreement, or a breach of any covenant or any obligation of the Company set forth in this Agreement.

         12. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Amex" means the American Stock Exchange.

                  (b) "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in New York City are required or authorized to close.

                  (c) "Escrow Agreement" means the Escrow Agreement, dated the date hereof, by and among the Company, Investor and McGuireWoods LLP, as escrow agent, substantially in the form attached hereto as EXHIBIT D.

                  (d) "Existing Warrants" means the 116,400 warrants, dated as of December 30, 1999, by the Company in favor of the Investor, with an exercise price of $28.37.

                  (e) "Investor's Rights Agreement" means the Investor's Rights Agreement, dated the date hereof, by and between the Company and Investor, substantially in the form attached hereto as EXHIBIT E.

                  (f) "Material Adverse Effect" shall mean any adverse effect on the business, operation, properties, or financial condition of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or any other Transaction Document.

                  (g) "SEC" means the Securities and Exchange Commission.

                  (h) "Transaction Documents" means this Agreement, the Debentures, the Warrants, the Escrow Agreement and the Investor's Rights Agreements entered into under this Agreement.

         13. TERMINATION.

                  (a) Unless otherwise terminated in accordance with Section
11.2 herein, the term of this Agreement shall be forty-eight (48) months from the date hereof; provided, however, that the termination will not affect any obligations arising prior to the date of such termination.

                  (b) OTHER TERMINATION. The Investor may terminate this Agreement upon five (5) Business Day's notice if (i) an event resulting in a Material Adverse Effect has occurred and has not been cured for a period of 60 days, (ii) the Common Stock is de-listed from the American Stock Exchange unless such de-listing is in connection with the listing of the Common Stock on the Nasdaq National Market, Nasdaq Small Cap Market or the New York Stock Exchange, or (iii) the Company files for protection from creditors under any applicable law.

                  (c) EFFECT OF TERMINATION. In the event of termination by the Investor, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. Nothing in this Section 11(c) shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement.

         14. MISCELLANEOUS.

                  (a) EXPENSES. Each party will bear its own expenses in respect of the transactions contemplated by this Agreement, whether or not the Closing or the Subsequent Closing occurs, except that the Company will pay the legal fees of the Investor up to the lesser of (i) half of the aggregate legal fees owed by the Investor to White & Case LLP or (ii) $15,000.

                  (b) FURTHER ASSURANCES. Upon the terms and subject to the conditions contained herein, the parties agree (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement; (ii) to execute any documents, instruments or conveyances of any kind that may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder; and (iii) to cooperate with each other in connection with the foregoing.

                  (c) NOTICES. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to be delivered when received by certified mail, postage prepaid, return receipt requested, when delivered by an expedited delivery service or when sent by facsimile or e-mail after confirmation. All notices shall be directed to the parties at the respective addresses set forth below or to such other address as either party may, from time to time, designate by notice to the other party:

If to the Company:         145 Hudson Street
                           New York, New York 10013
                           Attn: CFO and General Counsel

                           Tel: (917) 237-0500
                           Fax: (917) 237-1544

With copies to:            McGuire Woods LLP
                           9 West 57th Street
                           Suite 1620
                           New York, New York 10019
                           Attn:  William Newman, Esq.
                           Tel:  (212) 548-2160
                           Fax:  (212) 548-2150

If to Investor:   Abanat Limited

                           __________________
                           __________________
                           Attn:______________
                           Tel:
                           Fax:

With copies to:            White & Case LLP
                           1155 Avenue of the Americas
                           New York, New York 10036
                           Attn:  Kevin Keogh, Esq.
                           Tel:  (212) 819-8200
                           Fax:  (212) 354-8113

                  (d) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Investor. Any amendment, termination or waiver effected in accordance with this Section shall be binding upon each holder of any securities issued pursuant to this Agreement (including securities into which such securities have been converted or exchanged), each future holder of any or all such securities, and the Company.

                  (e) ASSIGNABILITY. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except that vested rights to receive payment or to initiate legal action with respect to causes of action that have accrued hereunder shall be assignable by devise, descent or operation of law

                  (f) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  (g) GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of laws provisions. Each of the parties hereby
(i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the Federal or state courts sitting in New York, New York, and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

                  (h) BINDING EFFECT. Except as herein otherwise expressly stipulated to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, and their respective successors and permitted assigns.

                  (i) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (j) ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof.

                  (k) WAIVER OF JURY TRIAL. Each of the Company and the other parties hereto waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this agreement, any rights or obligations hereunder or the performance of such rights and obligations. Except as prohibited by law, each of the Company and the other parties hereto hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Company and other parties hereto (x) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waivers and (y) acknowledges that the parties hereto have been induced to enter into this Agreement by, among other things, the waivers and certifications contained herein.

                  (l) PUBLICITY. Except as may be required by applicable law, neither party hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval of the Company and the Investor. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

                            [Signature Page Follows]

         This Unit Subscription Agreement has been executed as of the date and year first written above.


                                            ON2.COM INC.


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            ABANAT LIMITED


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

                               [Form of Debenture]

                                    EXHIBIT B

                                [Form of Warrant]

                                    EXHIBIT C

                              [Form of New Warrant]

                                    EXHIBIT D

                           [Form of Escrow Agreement]

                                    EXHIBIT E

                      [Form of Investor's Rights Agreement]

                                    EXHIBIT F

                      [Form of Opinion of McGuireWoods LLP]

                                   SCHEDULE A

                             SCHEDULE OF EXCEPTIONS


                                      -28-